                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-92091 of Alaska Communications Systems Group, Inc. on Form S-8 of our report dated February 19, 2002, appearing in the Annual Report on Form 10-K of Alaska Communications Systems Group, Inc. for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE LLP
Portland, Oregon
March 27, 2001